EXHIBIT 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 20, 1998, which appears on page 33 of Northwest Natural Gas Company's Annual Report on Form 10-K for the year ended December 31, 1997.



PRICE WATERHOUSE LLP

Portland, Oregon
March 30, 1998